UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 3, 2011 Date of Report (date of earliest event reported)

ASCENA RETAIL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-11736	30-0641353
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification Number)

30 Dunnigan Drive Suffern, New York 10901 (Address of principal executive offices, including zip code)

(845) 369-4500 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01 – Entry into a Material Definitive Agreement.

On January 3, 2011, Ascena Retail Group, Inc. (the “Company”) and certain of its domestic subsidiaries entered into an amended and restated revolving credit agreement (the “Credit Agreement”) with the lenders thereunder and JPMorgan Chase Bank, N.A., as administrative agent. The Credit Agreement amends and restates the prior $200 million four-year credit facility entered into on November 25, 2009 by The Dress Barn, Inc., which is now a wholly owned subsidiary of the Company, and certain of its domestic subsidiaries which was scheduled to expire on November 25, 2013.

The Credit Agreement provides a senior secured revolving credit facility up to $200 million and matures in 5 years. The credit facility may be used for the issuance of letters of credit, to finance the acquisition of working capital assets in the ordinary course of business and capital expenditures, and for general corporate purposes. The Credit Agreement includes a $150 million letter of credit sublimit, of which $25 million can be used for standby letters of credit, and a $20 million swing loan sublimit. The interest rates, pricing and fees under the Credit Agreement fluctuate based on excess availability as defined in the Credit Agreement. There are no borrowings outstanding under the Credit Agreement.

The Credit Agreement contains customary representations, warranties, and affirmative covenants. The Credit Agreement also contains customary negative covenants, subject to negotiated exceptions on (i) liens, (ii) investments, (iii) indebtedness, (iv) significant corporate changes including mergers and acquisitions, (v) dispositions, (vi) restricted payments and certain other restrictive agreements. The Credit Agreement also contains customary events of default, such as payment defaults, cross-defaults to other material indebtedness, bankruptcy and insolvency, the occurrence of a defined change in control, or the failure to observe the negative covenants and other covenants related to the operation of the Company’s business.

The Company’s obligations under the Credit Agreement are guaranteed by certain of its domestic subsidiaries (the “Subsidiary Guarantors”). As collateral security under the Credit Agreement and the guarantees thereof, the Company and the Subsidiary Guarantors have granted to the administrative agent for the benefit of the lenders, a first priority lien on substantially all of their tangible and intangible assets, including, without limitation, certain domestic inventory, but excluding real estate.

The above description of the Credit Agreement is not complete and is qualified in its entirety by the actual terms of the Credit Agreement, a copy of which is attached to this report as Exhibit 99.1.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1

Amended and Restated Credit Agreement dated as of January 3, 2011, among Ascena Retail Group, Inc., a Delaware corporation, the borrowing subsidiaries parties thereto, the Subsidiary Guarantors party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, together with the exhibits and schedules thereto.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASCENA RETAIL GROUP, INC.

Date: January 5, 2011	By:	/s/ David R. Jaffe

Name: David R. Jaffe
Title: President and Chief Executive Officer